                                                          EXHIBIT 4.2






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                  NORWEST AUTO TRUST 199_-_



                       TRUST AGREEMENT



                           between



            NORWEST AUTO RECEIVABLES CORPORATION



                             and



               _____________________________,
                      as Owner Trustee



                  Dated as of _______, 199_



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                         TABLE OF CONTENTS

                                                              Page


ARTICLE I  DEFINITIONS.........................................  1
     SECTION 1.1.  Capitalized Terms...........................  1
     SECTION 1.2.  Other Interpretive Provisions...............  1

ARTICLE II  ORGANIZATION.......................................  2
     SECTION 2.1.  Name........................................  2
     SECTION 2.2.  Office......................................  2
     SECTION 2.3.  Purposes and Powers.........................  2
     SECTION 2.4.  Appointment of Owner Trustee................  3
     SECTION 2.5.  Initial Capital Contribution of Trust Estate  3
     SECTION 2.6.  Declaration of Trust........................  3
     SECTION 2.7.  Transfer of Interest to Funding Corp.;
                     Liability of the Holder of the Funding
                     Corp. Interest............................  3
     SECTION 2.8.  Title to Issuer Property....................  4
     SECTION 2.9.  Situs of Issuer.............................  4
     SECTION 2.10. Representations and Warranties of Depositor.  4
     SECTION 2.11. Federal Income Tax Allocations..............  5

ARTICLE III CERTIFICATES AND TRANSFER OF INTERESTS.............  7
     SECTION 3.1.  Initial Ownership...........................  7
     SECTION 3.2.  The Certificates............................  7
     SECTION 3.3.  Authentication of Certificates..............  7
     SECTION 3.4.  Registration of Transfer and Exchange of
                     Certificates..............................  7
     SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen
                     Certificates..............................  8
     SECTION 3.6.  Persons Deemed Certificateholders...........  9
     SECTION 3.7.  Access to List of Certificateholders' Names
                     and Addresses.............................  9
     SECTION 3.8.  Maintenance of Office or Agency.............  9
     SECTION 3.9.  Appointment of Paying Agent................. 10
     SECTION 3.10. Disposition by the Holder of the Funding
                   Corp. Interest.............................. 10
     SECTION 3.11.  Book-Entry Certificates.................... 10
     SECTION 3.13.  Definitive Certificates.................... 12

ARTICLE IV  ACTIONS BY OWNER TRUSTEE........................... 12
     SECTION 4.1.  Prior Notice to Owners with Respect to
                      Certain Matters.......................... 12
     SECTION 4.2.  Action by Certificateholders with Respect to
                      Certain Matters.......................... 13
     SECTION 4.3.  Action by Certificateholders with Respect
                      to Bankruptcy............................ 13
     SECTION 4.4.  Restrictions on Certificateholders' Power... 14
     SECTION 4.5.  Majority Control............................ 14

ARTICLE V  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES.......... 14
     SECTION 5.1.  Establishment of Certificate Distribution
                     Account................................... 14
     SECTION 5.2.  Application of Funds in Certificate
                     Distribution Account...................... 14
     SECTION 5.3.  Method of Payment........................... 15
     SECTION 5.4.  No Segregation of Monies; No Interest....... 15
     SECTION 5.5.  Accounting and Reports to the Noteholders,
                     Certificateholders, the Internal Revenue
                     Service and Others........................ 16
     SECTION 5.6.  Signature on Returns; Tax Matters Partner... 16

ARTICLE VI  AUTHORITY AND DUTIES OF OWNER TRUSTEE.............. 16
     SECTION 6.1.  General Authority........................... 16
     SECTION 6.2.  General Duties.............................. 17
     SECTION 6.3.  Action upon Instruction..................... 17
     SECTION 6.4.  No Duties Except as Specified in this
                     Agreement or in Instructions.............. 18
     SECTION 6.5.  No Action Except under Specified Documents
                     or Instructions........................... 19
     SECTION 6.6.  Restrictions................................ 19

ARTICLE VII  CONCERNING OWNER TRUSTEE.......................... 19
     SECTION 7.1.  Acceptance of Trusts and Duties............. 19
     SECTION 7.2.  Furnishing of Documents..................... 20
     SECTION 7.3.  Representations and Warranties.............. 21
     SECTION 7.4.  Reliance; Advice of Counsel................. 21
     SECTION 7.5.  Not Acting in Individual Capacity........... 22
     SECTION 7.6.  Owner Trustee Not Liable for Certificates
                     or Receivables............................ 22
     SECTION 7.7.  Owner Trustee May Own Certificates and
                     Notes..................................... 23

ARTICLE VIII  COMPENSATION OF OWNER TRUSTEE.................... 23
     SECTION 8.1.  Owner Trustee's Fees and Expenses........... 23
     SECTION 8.2.  Indemnification............................. 23
     SECTION 8.3.  Payments to Owner Trustee................... 24

ARTICLE IX  TERMINATION OF TRUST AGREEMENT..................... 24
     SECTION 9.1.  Termination of Trust Agreement.............. 24
     SECTION 9.2.  Dissolution upon Bankruptcy of Depositor.... 25

ARTICLE X   SUCCESSOR OWNER TRUSTEES AND ADDITIONAL
              OWNER TRUSTEES................................... 26
     SECTION 10.1.  Eligibility Requirements for Owner Trustee. 26
     SECTION 10.2.  Resignation or Removal of Owner Trustee.... 26
     SECTION 10.3.  Successor Owner Trustee.................... 27
     SECTION 10.4.  Merger or Consolidation of Owner Trustee... 27
     SECTION 10.5.  Appointment of Co-Trustee or Separate
                      Trustee.................................. 28

ARTICLE XI  MISCELLANEOUS...................................... 29
     SECTION 11.1.  Supplements and Amendments................. 29
     SECTION 11.2.  No Legal Title to Owner Trust Estate in
                      Certificateholders....................... 30
     SECTION 11.3.  Limitations on Rights of Others............ 31
     SECTION 11.4.  Notices.................................... 31
     SECTION 11.5.  Severability............................... 31
     SECTION 11.6.  Separate Counterparts...................... 31
     SECTION 11.7.  Successors and Assigns..................... 32
     SECTION 11.8.  No Petition................................ 32
     SECTION 11.9.  No Recourse................................ 32
     SECTION 11.10. Headings................................... 32
     SECTION 11.11. GOVERNING LAW.............................. 32
     SECTION 11.12. Certificate Transfer Restrictions.......... 32




                          EXHIBITS

     Exhibit A        Form of Certificate
     Exhibit B        Form of Certificate of Trust
     Exhibit C        Form of Certificate Depository Agreement



     TRUST AGREEMENT dated as of ________, 199_ between NORWEST AUTO RECEIVABLES CORPORATION, a Delaware corporation, as Depositor, and ______________________, a Delaware banking corporation, as Owner Trustee.


ARTICLE I  DEFINITIONS.

     SECTION 1.1. Capitalized Terms. Capitalized terms are used in this Agreement as defined in Appendix X to the Sale and Servicing Agreement among the trust established by this Agreement, Norwest Auto Receivables Corporation, as Seller, and Norwest Bank Minnesota, N.A., as Servicer, dated as of ________, 199_, as the same may be amended and supplemented from time to time.

     SECTION 1.2. Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term "including" means "including without limitation"; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any Person include that Person's successors and assigns; and (i) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II  ORGANIZATION.

     SECTION 2.1. Name. The trust created hereby shall be known as "Norwest Auto Trust 199_-_", in which name Owner Trustee may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued.

     SECTION 2.2. Office. The office of Issuer shall be in care of Owner Trustee at the Corporate Trust Office or at such other address as Owner Trustee may designate by written notice to the Certificateholders and Depositor.

     SECTION 2.3. Purposes and Powers. The purpose of Issuer is, and Issuer shall have the power and authority, to engage in the following activities:

           (a) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell the Notes and the Certificates;

           (b) with the proceeds of the sale of the Notes and the Certificates, to fund the Reserve Account and to pay the organizational, start-up and transactional expenses of Issuer and to pay the balance to Depositor pursuant to the Sale and Servicing Agreement;

           (c) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to Issuer pursuant to, the Indenture;

           (d) to enter into and perform its obligations under the Basic Documents to which it is a party;

           (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

           (f) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

Issuer is hereby authorized to engage in the foregoing activities. Issuer shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

     SECTION 2.4. Appointment of Owner Trustee. Depositor hereby appoints Owner Trustee as trustee of Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION 2.5. Initial Capital Contribution of Trust Estate. Depositor hereby sells, assigns, transfers, conveys and sets over to Owner Trustee, as of the date hereof, the sum of $1. Owner Trustee hereby acknowledges receipt in trust from Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account.

     SECTION 2.6. Declaration of Trust. Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of Issuer under the Basic Documents. It is the intention of the parties hereto that Issuer constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, Issuer shall be treated as a partnership. The parties agree that, unless otherwise required by appropriate tax authorities, Issuer will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of Issuer as a partnership for such tax purposes. Effective as of the date hereof, Owner Trustee shall have all rights, powers and duties set forth herein and to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of Issuer. Owner Trustee shall file the Certificate of Trust with the Secretary of State of Delaware.

     SECTION 2.7. Transfer of Interest to Funding Corp.; Liability of the Holder of the Funding Corp. Interest. (a) Depositor shall retain a 1% interest in the Certificates issued by Issuer. Depositor shall pay organizational expenses of Issuer as they may arise or shall, upon the request of Owner Trustee, promptly reimburse Owner Trustee for any such expenses paid by Owner Trustee. Depositor shall also be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of Issuer (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that Depositor would be liable if Issuer were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided that the Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Certificates or a Noteholder in the capacity of an investor in the Notes. In addition, any third party creditors of Issuer (other than in connection with the obligations described in the preceding sentence for which Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the holder of the Depositor under this paragraph shall be evidenced by the Certificates described in Section 3.10, which for purposes of the Business Trust Statute shall be deemed to be a separate class of Certificates from all other Certificates issued by the Trust.

     (b)  No Holder or Owner, other than to the extent set forth in clause
(a), shall have any personal liability for any liability or obligation of the Trust.

     SECTION 2.8. Title to Issuer Property. Legal title to all the Owner Trust Estate shall be vested at all times in Issuer as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION 2.9. Situs of Issuer. Issuer will be located and administered in the State of Delaware. All bank accounts maintained by Owner Trustee on behalf of Issuer shall be located in the State of Delaware or the State of New York. Payments will be received by Issuer only in Delaware or New York, and payments will be made by Issuer only from Delaware or New York. The only office of Issuer will be at the Corporate Trust Office in Delaware.

     SECTION 2.10. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Owner Trustee that:

           (a) Depositor is duly organized and validly existing as a Delaware corporation with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

           (b) Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

           (c) Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with Issuer and Depositor has duly authorized such sale and assignment and deposit to Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by Depositor by all necessary corporate action.

           (d) This Agreement constitutes a legal, valid, and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

           (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of Depositor, or any material indenture, agreement or other instrument to which Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of Depositor's knowledge, any order, rule or regulation applicable to Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Depositor or its properties.

           (f) There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor or its obligations under, or the validity or enforceability of, this Agreement or (iv) which might adversely affect the federal income tax attributes, or applicable state tax franchise or income tax attributes, of the Notes and the Certificates.

     SECTION 2.11. Federal Income Tax Allocations. Net income of Issuer for any month as determined for Federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated:

           (a) to the extent of available net income, among the Certificateholders as of the first Record Date following the end of such month, in proportion to their ownership of principal amount of the Certificates on such date, an amount of net income up to the sum of (i) the Certificateholders' Monthly Interest Distributable Amount for such month, (ii) interest on the excess, if any, of the Certificateholders' Interest Distributable Amount for the preceding Distribution Date over the amount in respect of interest at the Certificate Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, to the extent permitted by law, at the Certificate Rate from such preceding Distribution Date through the current Distribution Date, and (iii) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess of the initial aggregate principal amount of the Certificates over their initial aggregate issue price; and

           (b) to the Depositor; to the extent of any remaining net income.

If the net income of Issuer for any month is insufficient for the allocations described in clause (a), subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in clause (b). Net losses of Issuer, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to Depositor to the extent Depositor is reasonably expected as determined by Servicer to bear the economic burden of such net losses, then net losses shall be allocated among the Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of principal amount of Certificates on such Record Date until the principal balance of the Certificates is reduced to zero. Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to Depositor, the Certificateholders, or as otherwise required by the Code. In the event that Depositor determines that it is appropriate for the Trust to make the election contemplated in Internal Revenue Service Notice 95-14 to elect that the Trust be classified as a partnership for Federal income tax purposes in the event that the ability to make such election becomes available to the Trust, the Certificateholders agree to take such acts or actions (and to direct the Owner Trustee to take such acts or actions) as Depositor (or the Owner Trustee at the direction of Depositor) shall reasonably request in order to effectuate such election.

ARTICLE III CERTIFICATES AND TRANSFER OF INTERESTS.

     SECTION 3.1. Initial Ownership. Upon the formation of Issuer by the contribution by Depositor pursuant to Section 2.5 and until the issuance of the Certificates, Depositor shall be the sole beneficiary of the Trust.

     SECTION 3.2. The Certificates. The Certificates shall be issued in denominations of $1,000 and integral multiples thereof; provided that (a) Certificates may be issued to Depositor pursuant to Section 2.7 in such denominations as to represent at least 1% of the initial Certificate Balance and (b) one Certificate may be issued in a denomination other than an integral multiple of $1,000. The Certificates shall be executed on behalf of Issuer by manual or facsimile signature of an authorized officer of Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of Issuer, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Certificate in such transferee's name pursuant to Section 3.4.

     SECTION 3.3. Authentication of Certificates. Concurrently with the initial sale of the Receivables to Issuer pursuant to the Sale and Servicing Agreement, Owner Trustee shall cause the Certificates in an aggregate principal amount equal to the initial Certificate Balance to be executed on behalf of Issuer, authenticated and delivered to or upon the written order of Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by Depositor, in authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by Owner Trustee or _________________________, as Owner Trustee's authentication agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 3.4. Registration of Transfer and Exchange of Certificates. Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. ___________________________ shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, Owner Trustee shall execute, authenticate and deliver (or shall cause ________________________ as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like class and aggregate face amount dated the date of authentication by Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of the same class in authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to Owner Trustee and Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by Owner Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but Owner Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate shall be surrendered to Certificate Registrar, or if Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to Certificate Registrar and Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, Owner Trustee on behalf of Issuer shall execute and Owner Trustee, or _____________________, as Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like class, tenor and denomination. In connection with the issuance of any new Certificate under this Section, Owner Trustee or Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 3.6. Persons Deemed Certificateholders. Every Person by virtue of becoming a Certificateholder or Owner in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Certificate for registration of transfer, Owner Trustee or Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 5.2 and for all other purposes whatsoever, and neither Owner Trustee nor Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 3.7. Access to List of Certificateholders' Names and Addresses. Owner Trustee shall furnish or cause to be furnished to Servicer or Depositor, within 15 days after receipt by Owner Trustee of a request therefor from Servicer or Depositor in writing, a list, in such form as Servicer or Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Holders of Certificates or one or more Holders of Certificates evidencing not less than 25% of the Certificate Balance apply in writing to Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold either Depositor or Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.8. Maintenance of Office or Agency. Owner Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon Owner Trustee in respect of the Certificates and the Basic Documents may be served. Owner Trustee initially designates ____________________, ________________, New York, New York ________, as its principal corporate trust office for such purposes. Owner Trustee shall give prompt written notice to Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 3.9. Appointment of Paying Agent. Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. Owner Trustee may revoke such power and remove Paying Agent if Owner Trustee determines in its sole discretion that Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. Paying Agent shall initially be ___________________, and any co-paying agent chosen by _____________________, and acceptable to Owner Trustee. Paying Agent shall be permitted to resign upon 30 days' written notice to Owner Trustee and Servicer. In the event that ___________________ shall no longer be Paying Agent, Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by Owner Trustee to execute and deliver to Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Paying Agent shall return all unclaimed funds to Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to Owner Trustee also in its role as Paying Agent, for so long as Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 3.10. Disposition by the Holder of the Funding Corp. Interest. On and after the Closing Date, Depositor shall retain beneficial and record ownership of Certificates representing at least 1% of the initial Certificate Balance. Any attempted transfer of any Certificate that would reduce such interest of Depositor below 1% of the Certificate Balance shall be void. Owner Trustee shall cause any Certificate issued to Depositor to contain a legend stating "THIS CERTIFICATE IS NOT
TRANSFERABLE".

     SECTION 3.11. Book-Entry Certificates. The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by or on behalf of Issuer; provided that one Definitive Certificate may be issued to Depositor pursuant to Section 2.7. Such Book-Entry Certificate or Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no beneficial owner (other than Depositor) will receive a Definitive Certificate representing such beneficial owner's interest in such Certificate, except as provided in Section 3.13. Unless and until Definitive Certificates have been issued to beneficial owners pursuant to
Section 3.13:

           (a) the provisions of this Section shall be in full force and effect;

           (b) Certificate Registrar, each Paying Agent and Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement relating to the Book-Entry Certificates (including the payment of principal of and interest on the Book-Entry Certificates and the giving of instructions or directions to Owners of Book-Entry Certificates) as the sole Holder of Book-Entry Certificates and shall have no obligations to Owners thereof;

           (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

           (d) the rights of Owners of the Book-Entry Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among Clearing Agency Participants and receive and transmit payments of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants; and

           (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Certificates and has delivered such instructions to Owner Trustee.

     SECTION 3.12. Notices to Clearing Agency. Whenever a notice or other communication to Owners is required under this Agreement, unless and until Definitive Certificates shall have been issued to Owners pursuant to
Section 3.13, Owner Trustee and each Paying Agent shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to Owners, except to Depositor.

     SECTION 3.13. Definitive Certificates. If (a) Servicer advises Owner Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Certificates, and Servicer is unable to locate a qualified successor, (b) Servicer at its option advises Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default, Owners of Certificates representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of Owners of Certificates, then the Clearing Agency shall notify all Owners and Owner Trustee of the occurrence of any such event and of the availability of the Definitive Certificates to Owners requesting the same. Upon surrender to Owner Trustee of the typewritten Certificate or Certificates representing the Book Entry Certificates by the Clearing Agency, accompanied by registration instructions, Owner Trustee shall execute and authenticate, or cause to be authenticated, the Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither Certificate Registrar nor Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, Owner Trustee and each Paying Agent shall recognize the Holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to Owner Trustee, as evidenced by its execution thereof.

ARTICLE IV  ACTIONS BY OWNER TRUSTEE.

     SECTION 4.1. Prior Notice to Owners with Respect to Certain Matters. With respect to the following matters, Owner Trustee shall not take action unless at least 30 days before the taking of such action, Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

           (a) the initiation of any material claim or lawsuit by Issuer (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any material action, claim or lawsuit brought by or against Issuer (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

           (b) the election by Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

           (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

           (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

           (e) the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders; or

           (f) the appointment pursuant to the Indenture of a successor Trustee or the consent to the assignment by the Note Registrar, Paying Agent or Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

Owner Trustee shall notify the Certificateholders in writing of any appointment of a successor Paying Agent or Certificate Registrar within five Business Days thereof.

     SECTION 4.2. Action by Certificateholders with Respect to Certain Matters. Owner Trustee shall not have the power, except upon the direction of the Certificateholders, to (a) remove Servicer under the Sale and Servicing Agreement pursuant to Section 8.1 thereof, (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture, (c) remove the Administrator under the Administration Agreement pursuant to Section 9 thereof or (d) appoint a successor Administrator pursuant to Section 9 of the Administration Agreement. Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

     SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy. Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to Issuer without the unanimous prior approval of all Certificateholders and the delivery to Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that Issuer is insolvent.

     SECTION 4.4. Restrictions on Certificateholders' Power. The Certificateholders shall not direct Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of Issuer or Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3 nor shall Owner Trustee be obligated to follow any such direction, if given.

     SECTION 4.5. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

ARTICLE V  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES.

     SECTION 5.1. Establishment of Certificate Distribution Account. Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of Issuer an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of Owner Trustee for the benefit of the Certificateholders.

     SECTION 5.2. Application of Funds in Certificate Distribution Account. (a) On each Distribution Date, Owner Trustee will, based on the information contained in Servicer's Report delivered on the related Determination Date pursuant to Section 4.9 of the Sale and Servicing Agreement, distribute to Certificateholders, to the extent of the funds available, amounts deposited in the Certificate Distribution Account pursuant to Section 5.5 of the Sale and Servicing Agreement on such Distribution Date in the following order of priority:

           (i) first, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Interest Distributable Amount; and

           (ii) second, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Principal Distributable Amount.

     (b) On each Distribution Date, Owner Trustee shall send, or cause to be sent, to each Certificateholder the statement provided to Owner Trustee by Servicer pursuant to Section 5.6 of the Sale and Servicing Agreement on such Distribution Date.

     (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by Issuer (but such authorization shall not prevent Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-United States Certificateholder), Owner Trustee may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that an Owner wishes to apply for a refund of any such withholding tax, Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse Owner Trustee for any out-of-pocket expenses incurred.

     SECTION 5.3. Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (a) such Certificateholder shall have provided to Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000 or (b) such Certificateholder is the Depositor, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register; provided that, unless Definitive Certificates have been issued pursuant to Section 3.13, with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by Owner Trustee pursuant to
Section 3.8.

     SECTION 5.4. No Segregation of Monies; No Interest. Subject to Sections 5.1 and 5.2, monies received by Owner Trustee or any Paying Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and neither Owner Trustee nor any Paying Agent shall not be liable for any interest thereon.

     SECTION 5.5. Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. Subject to Sections 10.1(b)(iii) and 10.1(c) of the Sale and Servicing Agreement, the Depositor shall (a) maintain (or cause to be maintained) the books of Issuer on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its Federal and state income tax returns, (c) cause Trustee to prepare and file, in accordance with Section 10.1(c) of the Sale and Servicing Agreement such tax returns relating to Issuer (including a partnership information return, Form 1065), and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes and (d) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. Owner Trustee shall cooperate with the Depositor in making all elections pursuant to this Section as directed in writing by the Depositor. Owner Trustee shall sign all tax information returns filed pursuant to this Section 5.5 and any other returns as may be required by law, and in doing so shall rely entirely upon, and shall have no liability for information provided by, Depositor. Depositor shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. Owner Trustee shall not make the election provided under
Section 754 of the Code.

     SECTION 5.6.  Signature on Returns; Tax Matters Partner. (a)
Notwithstanding the provisions of Section 5.5 and in accordance with
Section 10.1(c) of the Sale and Servicing Agreement, Depositor shall sign on behalf of Issuer the tax returns of Issuer, unless applicable law requires Owner Trustee to sign such documents, in which case such documents shall be signed by Owner Trustee at the written direction of Depositor.

     (b) Depositor shall be the "tax matters partner" of Issuer pursuant to the Code.

ARTICLE VI  AUTHORITY AND DUTIES OF OWNER TRUSTEE.

     SECTION 6.1. General Authority. Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which Issuer is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which Issuer is named as a party and any amendment thereto, in each case, in such form as Depositor shall approve as evidenced conclusively by Owner Trustee's execution thereof, and on behalf of Issuer at the written direction of Depositor, to direct Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $___________, and Class A-2 Notes in the aggregate principal amount of $___________. In addition to the foregoing, Owner Trustee is authorized, but shall not be obligated, to take all actions required of Issuer pursuant to the Basic Documents. Owner Trustee is further authorized from time to time to take such action as Servicer or Administrator recommends or directs in writing with respect to the Basic Documents.

     SECTION 6.2. General Duties. It shall be the duty of Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents and to administer Issuer in the interest of Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of Owner Trustee or Issuer hereunder or under any Basic Document, and Owner Trustee shall not be liable for the default or failure of Administrator to carry out its obligations under the Administration Agreement.

     SECTION 6.3. Action upon Instruction. (a) Subject to Article IV, the Certificateholders may, by written instruction, direct Owner Trustee in the management of Issuer. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

     (b) Owner Trustee shall not be required to take any action hereunder or under any Basic Document if Owner Trustee shall have obtained an Opinion of Counsel to the effect that such action is likely to result in liability on the part of Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law and a copy of such opinion has been provided to Seller and Servicer.

     (c) Whenever Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, Owner Trustee shall not be liable on account of such action to any Person. If Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     (d) If Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by Owner Trustee or is silent or is incomplete as to the course of action that Owner Trustee is required to take with respect to a particular set of facts, Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Basic Document against Owner Trustee. Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for Issuer or to record this Agreement or any Basic Document. Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

     SECTION 6.5. No Action Except under Specified Documents or Instructions. Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to Owner Trustee pursuant to Section 6.3.

     SECTION 6.6.  Restrictions. Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of Issuer set forth in Section
2.3 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct Owner Trustee to take action that would violate the provisions of this Section.

ARTICLE VII  CONCERNING OWNER TRUSTEE.

     SECTION 7.1. Acceptance of Trusts and Duties. Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

           (a) Owner Trustee shall not be liable for any error of judgment made by a Responsible Officer of Owner Trustee;

           (b) Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of Depositor, Servicer, Administrator or any Certificateholder;

           (c) no provision of this Agreement or any Basic Document shall require Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

           (d) under no circumstances shall Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

           (e) Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the Basic Documents;

           (f) Owner Trustee shall not be liable for the default or misconduct of Trustee, Servicer or Administrator under any of the Basic Documents or otherwise and Owner Trustee shall have no obligation or liability to perform the obligations of Issuer under this Agreement or the Basic Documents that are required to be performed by Trustee under the Indenture, Servicer under the Sale and Servicing Agreement or Administrator under the Administration Agreement; and

           (g) Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Owner Trustee therein or thereby. The right of Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.

     SECTION 7.2. Furnishing of Documents. Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to Owner Trustee under the Basic Documents.

     SECTION 7.3. Representations and Warranties. Owner Trustee hereby represents and warrants to Depositor, for the benefit of the Certificateholders, that:

           (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware and having an office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

           (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

           (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION 7.4. Reliance; Advice of Counsel. (a) Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, but Owner Trustee shall be liable for the conduct or misconduct of such agents or attorneys and (ii) may consult with counsel, accountants and other skilled persons knowledgeable in the relevant area to be selected with reasonable care and employed by it. Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

     SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created ____________________ acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION 7.6. Owner Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and countersignature of Owner Trustee on the Certificates) shall be taken as the statements of Depositor and Owner Trustee assumes no responsibility for the correctness thereof. Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificates (other than the signature and countersignature of Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to Issuer or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by Depositor or Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of Trustee, Administrator or Servicer or any subservicer taken in the name of Owner Trustee.

     SECTION 7.7. Owner Trustee May Own Certificates and Notes. Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with Depositor, Trustee, and Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

ARTICLE VIII  COMPENSATION OF OWNER TRUSTEE.

     SECTION 8.1. Owner Trustee's Fees and Expenses. Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between Depositor and Owner Trustee, and Owner Trustee shall be entitled to be reimbursed by Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     SECTION 8.2. Indemnification. Depositor shall be liable as primary obligor for, and shall indemnify Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of Owner Trustee hereunder, except only that Depositor shall not be liable for or required to indemnify Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section shall survive the resignation or termination of Owner Trustee or the termination of this Agreement. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought pursuant to this Section 7.2, such Indemnified Party shall promptly notify Depositor in writing, and Depositor upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others Depositor may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. Depositor shall not be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Depositor agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Depositor shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     SECTION 8.3. Payments to Owner Trustee. Any amounts paid to Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE IX  TERMINATION OF TRUST AGREEMENT.

     SECTION 9.1. Termination of Trust Agreement. (a) This Agreement (other than Article VIII) and Issuer shall terminate and be of no further force or effect, (i) upon the final distribution by Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V or (ii) at the time provided in Section 9.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder or Owner, other than Depositor as described in Section 9.2, shall not (x) operate to terminate this Agreement or Issuer, nor (y) entitle such Certificateholder's or Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of Issuer or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in clause (a), neither Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of Issuer, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to Paying Agent for payment of the final distribution and cancellation, shall be given by Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from Servicer given pursuant to Section 9.1(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of Paying Agent therein specified. Owner Trustee shall give such notice to Certificate Registrar (if other than Owner Trustee) and Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

     If all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in Issuer after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by Owner Trustee to Depositor.

     (d) Upon the winding up of Issuer and its termination, Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

     SECTION 9.2. Dissolution upon Bankruptcy of Depositor. In the event that an Insolvency Event shall occur with respect to Depositor, this Agreement shall be terminated in accordance with Section 9.1, 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, Owner Trustee shall have received written instructions from Noteholders holding a majority of the outstanding principal balance of each of the Class A-1 Notes and the Class A-1 Notes and Certificateholders holding a majority of the Certificate Balance (other than Depositor) to the effect that each such party disapproves of the liquidation of the Receivables and termination of Issuer. Promptly after the occurrence of any Insolvency Event with respect to Depositor, (i) Depositor shall give Trustee and Owner Trustee written notice of such Insolvency Event, (ii) Owner Trustee shall, upon the receipt of such written notice from Depositor, give prompt written notice to the Certificateholders and Trustee of the occurrence of such event and (iii) Trustee shall, upon receipt of written notice of such Insolvency Event from Owner Trustee or Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of Issuer pursuant to the first sentence of this Section 9.2. Upon a termination pursuant to this Section, Owner Trustee shall direct Trustee promptly to sell the assets of the Owner Trust Estate in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of Issuer shall be treated as collections under the Sale and Servicing Agreement and shall be distributed in accordance with Section 9.1(b) thereof.

ARTICLE X   SUCCESSOR OWNER TRUSTEES AND ADDITIONAL
            OWNER TRUSTEES.

     SECTION 10.1. Eligibility Requirements for Owner Trustee. Owner Trustee shall at all times be a corporation authorized to exercise corporate trust powers; and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, Owner Trustee shall resign immediately in the manner and with the effect specified in
Section 10.2. In addition, at all times Owner Trustee or a co-trustee shall be a person that satisfies the requirements of Section 3807(a) of the Business Trust Statute (the "Delaware Trustee").

     SECTION 10.2. Resignation or Removal of Owner Trustee. Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to Administrator. Upon receiving such notice of resignation, Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by Administrator, or if at any time Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Administrator may remove Owner Trustee. If Administrator shall remove Owner Trustee under the authority of the immediately preceding sentence, Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. Administrator shall provide notice of such resignation or removal of Owner Trustee to each of the Rating Agencies.

     SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, Trustee, the Noteholders and the Rating Agencies. If Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of Administrator.

     SECTION 10.4. Merger or Consolidation of Owner Trustee. Any corporation into which Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of Owner Trustee, shall be the successor of Owner Trustee hereunder; provided that such corporation shall be eligible pursuant to
Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; and provided further that Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, Administrator and Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by Owner Trustee to act as co-trustee, jointly with Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to Issuer, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as Administrator and Owner Trustee may consider necessary or desirable. If Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, Owner Trustee alone shall have the power to make such appointment. If Delaware Trustee shall become incapable of acting, resign or be removed, unless Owner Trustee is qualified to act as Delaware Trustee, a successor co-trustee shall promptly be appointed in the manner specified in this Section 10.5 to act as Delaware Trustee. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

           (i) all rights, powers, duties and obligations conferred or imposed upon Owner Trustee shall be conferred upon and exercised or performed by Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Owner Trustee;

           (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

           (iii) Administrator and Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, Owner Trustee. Each such instrument shall be filed with Owner Trustee and a copy thereof given to Administrator.

     Any separate trustee or co-trustee may at any time appoint Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI  MISCELLANEOUS.

     SECTION 11.1. Supplements and Amendments. This Agreement may be amended by Depositor and Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders (including Depositor), to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     This Agreement may also be amended from time to time by Depositor and Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates.

     Promptly after the execution of any such amendment or consent, Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of Certificateholders, the Noteholders or Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as Owner Trustee may prescribe.

     Promptly after the execution of any amendment to the Certificate of the Trust, Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     Prior to the execution of any amendment to this Agreement or the Certificate of the Trust, Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 11.2. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 11.3. Limitations on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of Owner Trustee, Depositor, Administrator, Certificateholders, Servicer and, to the extent expressly provided herein, Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested and shall be deemed to have been duly given upon receipt, if to Owner Trustee, addressed to the Corporate Trust Office; if to Depositor, addressed to Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1026, Attention:
___________; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Depositor, Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

     SECTION 11.8. No Petition. Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, each Certificateholder, by accepting a Certificate, and Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenants and agrees that they will not at any time institute against Depositor, or join in any institution against Depositor of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

     SECTION 11.9. No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in Issuer only and do not represent interests in or obligations of Seller, Servicer, Administrator, Depositor, Owner Trustee, Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

     SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.12. Certificate Transfer Restrictions. The Certificates may not be acquired by or for the account of or with assets of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

     SECTION 11.13. Servicer. Servicer is authorized to execute on behalf of Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of Issuer to prepare, file or deliver pursuant to the Basic Documents. Upon written request, Owner Trustee shall execute and deliver to Servicer a power of attorney appointing Servicer as Issuer's agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                           ___________________________,
                             as Owner Trustee

                           By:___________________________________
                                 Name:
                                 Title:


                           NORWEST AUTO RECEIVABLES CORPORATION, as
                              Depositor



                           By:___________________________________
                                 Name:
                                 Title:




                                                                    EXHIBIT A

NUMBER                         $
R-                             CUSIP NO. _________


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.]

[THIS CERTIFICATE IS NOT TRANSFERABLE] 1<F4>

_________________________
<F4>
1    To be inserted on the Certificate to be held by Depositor.</F4>


                  NORWEST AUTO TRUST 199_-_

               ____% ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in certain distributions of Issuer, as defined below, the property of which includes a pool of note and security agreements secured by new or used automobiles or light duty trucks and sold to Issuer by Norwest Auto Receivables Corporation.

(This Certificate does not represent an interest in or obligation of Norwest Auto Receivables Corporation or any of its Affiliates, except to the extent described below.)


THIS CERTIFIES THAT ________________ is the registered owner of ___________ DOLLARS nonassessable, fully-paid, beneficial ownership interest in certain distributions of Norwest Auto Trust 199_-_ (the "Issuer") formed by Norwest Auto Receivables Corporation, a Delaware corporation ("Seller"). This Certificate has a Certificate Rate of ____% per annum.

              OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Trust Agreement.

______________                   _________________________
                      or
as Owner Trustee                 as Owner Trustee

                                 By ___________________
                                 Authenticating Agent

By______________________

     Issuer was created pursuant to a Trust Agreement dated as of ________, 199_ (the "Trust Agreement"), between Seller and _______________________, as owner trustee ("Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix X to the Sale and Servicing Agreement among Issuer, Norwest Auto Receivables Corporation, as Seller, and Norwest Bank Minnesota, N.A., as Servicer, dated as of _______ 199_, as the same may be amended or supplemented from time to time.

     This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates" (herein called the "Certificates"). Also issued under the Indenture dated as of ________, 199_, between Issuer and __________, as trustee, are two classes of Notes designated as "Class A-1 ______% Asset Backed Notes" (the "Class A-1 Notes"), and "Class A-2 ____% Asset Backed Notes" (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

     The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

     It is the intent of Seller, Servicer, Depositor and Certificateholders that, for purposes of Federal income taxes, Issuer will be treated as a partnership and the Certificateholders (including Depositor) will be treated as partners in that partnership. Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

     Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against Depositor, or join in any institution against Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

     Each Certificateholder, by its acceptance of a Certificate or a beneficial interest in a Certificate, acknowledges and agrees that Depositor is authorized to determine whether or not to cause the Trust to make the election contemplated in Internal Revenue Service Notice 95-14 to elect that the Trust be classified as a partnership for Federal income tax purposes in the event that the ability to make such election becomes available to the Trust, and acknowledges and agrees that Depositor is authorized to direct the Owner Trustee to take such acts or actions as may be required to effectuate such election. Each Certificateholder, by its acceptance of a Certificate or a beneficial interest in a Certificate, agrees to take such actions (and direct the Owner Trustee to take such acts or actions) as Depositor or Owner Trustee shall reasonably request in order to effectuate such election.

     The Certificates do not represent an obligation of, or an interest in, Seller, Servicer, Administrator, Depositor, Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents.

     The Certificates may not be acquired by or for the account of or with the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title 1 of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, Owner Trustee, on behalf of Issuer and not in its individual capacity, has caused this Certificate to be duly executed.

                           NORWEST AUTO TRUST 199_-_

                           By: ____________________________,
                               not in its individual capacity,
                               but solely as Owner Trustee



Dated:                     By:________________________________

                              ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


___________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


___________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_____________________________________________________________ Attorney to
transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                                      ____________________*
                                      Signature Guaranteed:

                                      ____________________*





___________________________
*    NOTICE:    The signature to this assignment must correspond with the
     name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                    EXHIBIT B

                                 [FORM OF]
                          CERTIFICATE OF TRUST OF
                         NORWEST AUTO TRUST 199_-_

     THIS Certificate of Trust of Norwest Auto Trust 199_-_ (the "Trust"), dated as of _______, 199_, is being duly executed and filed by _____________________, a _____________ , and _______________, a
___________, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is NORWEST AUTO TRUST 199_-_.

     2. Delaware Trustee. The name and business address of the trustee of the Trust resident in the State of Delaware is __________________.

     3.    This Certificate of Trust will be effective ________, 199_.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                           ___________________________, not in its
                           individual capacity, but solely as owner trustee of the Trust.


                                 By:_________________________________
                                      Name:
                                      Title:



                                                                EXHIBIT C

                       CERTIFICATE DEPOSITORY AGREEMENT